                                                               EXHIBIT 99.(c)(3)


                             STOCKHOLDERS AGREEMENT

         AGREEMENT, dated as of August 27, 1998 among Bravo Acquisition Co., a Delaware corporation ("BUYER"), and the holders (the "STOCKHOLDERS") of the shares of capital stock of Berg Electronics Corp., a Delaware corporation (the "COMPANY"), listed on the signature pages hereof.

         WHEREAS, in order to induce Buyer and Framatome Connectors International S.A. ("PARENT") to enter into an agreement and plan of merger (the "MERGER AGREEMENT") with the Company, Buyer has requested the Stockholders, and the Stockholders have agreed, to enter into this Agreement with respect to all shares of capital stock of the Company that Stockholders beneficially own (the "SHARES"). Capitalized terms used but not separately defined herein shall have the meanings assigned to such terms in the Merger Agreement; and

         WHEREAS, subject to certain conditions and pursuant to the Merger Agreement, Buyer shall commence an offer (the "OFFER") to purchase all of the outstanding shares of Common Stock of the Company, par value $0.01 per share, and Class A Common Stock of the Company, par value $0.01 per share.

         NOW, THEREFORE, the parties hereto agree as follows:



                                    ARTICLE 1
              GRANT OF PROXY; VOTING AGREEMENT; AGREEMENT TO TENDER

         SECTION 1.01. Voting Agreement. Each of the Stockholders hereby agrees to vote all Shares that such Stockholder is entitled to vote at the time of any vote to approve and adopt the Merger Agreement, the Merger and all agreements related to the Merger and any actions related thereto at any meeting of the stockholders of the Company, and at any adjournment thereof, at which such Merger Agreement and other related agreements (or any amended version thereof), or such other actions, are submitted for the consideration and vote of the stockholders of the Company. Each Stockholder hereby agrees that it will not vote any Shares in favor of the approval of any (i) Acquisition Proposal, (ii) reorganization, recapitalization, liquidation or winding up of the Company or any other extraordinary transaction involving the Company, (iii) corporate action the consummation of which would frustrate the purposes, or prevent or delay the consummation, of the transactions contemplated by the Merger Agreement or (iv) other matter relating to, or in connection with, any of the foregoing matters.

         SECTION 1.02. Irrevocable Proxy. Each Stockholder hereby revokes any





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and all previous proxies granted with respect to the Shares. By entering into this Agreement, each Stockholder hereby grants a proxy appointing Buyer as such Stockholder's attorney-in-fact and proxy, with full power of substitution, for and in the Stockholder's name, to vote, express, consent or dissent, or otherwise to utilize such voting power in the manner contemplated by Section
1.01 above as Buyer or its proxy or substitute shall, in Buyer's sole discretion, deem proper with respect to the Shares. The proxy granted by each Stockholder pursuant to this Article 1 is irrevocable and is granted in consideration of Buyer entering into this Agreement and the Merger Agreement and incurring certain related fees and expenses. The proxy granted by each Stockholder shall be revoked upon termination of this Agreement in accordance with its terms. Each Stockholder shall use its best effort to cause any record owner of Shares to grant to Buyer a proxy to the same effect as that contained herein. Each Stockholder shall perform such further acts and execute such further documents as may be required to vest in Buyer the sole power to vote the Shares during the term of the proxy granted herein.

         SECTION 1.03. Agreement to Tender. Each Stockholder hereby agrees to tender, upon the request of Buyer (and agrees that it will not withdraw), pursuant to and in accordance with the terms of the Offer, the Shares. Within five business days after the commencement of the Offer, each Stockholder shall deliver to the depositary designated in the Offer (i) a letter of transmittal with respect to the Shares complying with the terms of the Offer, (ii) certificates representing of the Shares and (iii) all other documents or instruments required to be delivered pursuant to the terms of the Offer.



                                    ARTICLE 2
                 REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS

         Each Stockholder represents and warrants to Buyer that:

         SECTION 2.01. Corporate Authorization. The execution, delivery and performance by Stockholder of this Agreement and the consummation by Stockholder of the transactions contemplated hereby are within the corporate powers of Stockholder and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding Agreement of Stockholder.

         SECTION 2.02. Non-Contravention. The execution, delivery and performance by Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) violate the certificate of incorporation or bylaws of Stockholder, (ii) violate any applicable law, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or give rise to any right of termination, cancellation or acceleration or to a loss of any benefit to which Stockholder is entitled under any provision of any agreement or other instrument binding on Stockholder or (iv) result in the imposition of any Lien on any asset of Stockholder.

         SECTION 2.03. Ownership of Shares. Stockholder is the beneficial owner of the Shares, free and clear of any Lien and any other limitation or restriction (including any restriction on the right to vote or otherwise dispose of the Shares). None of the Shares is subject to any voting trust or other agreement or arrangement with respect to the voting of such Shares.

         SECTION 2.04. Total Shares. Except for the Shares set forth on the signature page hereto, Stockholder does not beneficially own any (i) shares of capital stock or voting securities of the Company, (ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company or (iii) options or other rights to acquire from the Company any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company.

         SECTION 2.05. Finder's Fees. No investment banker, broker, finder or other intermediary is entitled to a fee or commission from Buyer or the Company in respect of this Agreement based upon any arrangement or agreement made by or on behalf of Stockholder.



                                    ARTICLE 3
                     REPRESENTATIONS AND WARRANTIES OF BUYER

         Buyer represents and warrants to each Stockholder:

         SECTION 3.01. Corporate Authorization. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate action. This Agreement constitutes a valid and binding Agreement of Buyer.



                                    ARTICLE 4
                            COVENANTS OF STOCKHOLDERS

         Each Stockholder hereby covenants and agrees that:

         SECTION 4.01. No Proxies for or Encumbrances on Shares. Except pursuant to the terms of this Agreement, Stockholder shall not, without the prior written consent of Buyer, directly or indirectly, (i) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares or (ii) acquire, sell, assign, transfer, encumber or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect acquisition or sale, assignment, transfer, encumbrance or other disposition of, any Shares during the term of this Agreement. Stockholder shall not seek or solicit any such acquisition or sale, assignment, transfer, encumbrance or other disposition or any such contract, option or other arrangement or understanding and agrees to notify Buyer promptly, and to provide all details requested by Buyer, if Stockholder shall be approached or solicited, directly or indirectly, by any Person with respect to any of the foregoing.

         SECTION 4.02. Other Offers. Stockholder and its subsidiaries shall not, and will use their reasonable best efforts to cause their officers, directors, employees or other agents not to, directly or indirectly, (i) take any action to solicit or initiate any Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to the Company or any of its Subsidiaries or afford access to the properties, books or records of the Company or any of its Subsidiaries to, any Person that may be considering making, or has made, an Acquisition Proposal or has agreed to endorse an Acquisition Proposal. Stockholder will promptly notify Buyer after receipt of an Acquisition Proposal or any indication that any Person is considering making an Acquisition Proposal or any request for nonpublic information relating to the Company or any of its Subsidiaries or for access to the properties, books or records of the Company or any of its Subsidiaries by any Person that may be considering making, or has made, an Acquisition Proposal and will keep Buyer fully informed of the status and details of any such Acquisition Proposal, indication or request. The provisions of this Section 4.02 shall not impose any additional limitations upon the ability of Stockholder to exercise its fiduciary duties as a director of the Company provided that Stockholder acts in accordance with Section 5.4 of the Merger Agreement.

         SECTION 4.03. Appraisal Rights. Stockholder agrees not to exercise any rights (including, without limitation, under Section 262 of the General Corporation Law of the State of Delaware) to demand appraisal of any Shares which may arise with respect to the Merger.



                                    ARTICLE 5
                                  MISCELLANEOUS

         SECTION 5.01. Further Assurances. Buyer and Stockholders will each execute and deliver, or cause to be executed and delivered, all further documents


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and instruments and use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, to consummate and make effective the transactions contemplated by this Agreement.

         SECTION 5.02. Amendments; Termination. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or in the case of a waiver, by the party against whom the waiver is to be effective. This Agreement shall terminate on the later to occur of the termination of the Merger Agreement in accordance with its terms or April 1, 1999.

         SECTION 5.03. Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

         SECTION 5.04. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other parties hereto, except that Buyer may transfer or assign its rights and obligations to any Affiliate of Buyer.

         SECTION 5.05. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware.

         SECTION 5.06. Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

         SECTION 5.07. Severability. If any term, provision or covenant of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         SECTION 5.08. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement is not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof in addition to any other remedy to which they are entitled at law or in equity.

         SECTION 5.09. Capitalized Terms. Capitalized terms used but not defined herein shall have the respective meanings set forth in the Merger Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                          BRAVO ACQUISITION CO.


                                          By: /s/ PHILIPPE ANGLARET
                                             ----------------------------------
                                             Philippe Anglaret
                                             Chairman of the Board and President

STOCKHOLDERS



                                                 /s/ THOMAS O. HICKS
                                                 -----------------------------
     CLASS OF           SHARES                     Thomas O. Hicks
      STOCK             OWNED

     Common           3,155,119


     CLASS OF           SHARES                   Catherine Forgrave Hicks 1993
      STOCK             OWNED                    Irrevocable Trust

      Common            121,654                  By: /s/ THOMAS O. HICKS
                                                    ---------------------------
                                                       Thomas O. Hicks, Trustee



     CLASS OF           SHARES
      STOCK             OWNED                    John H. Hicks 1984 Trust

      Common             9,732                   By: /s/ THOMAS O. HICKS
                                                    ---------------------------
                                                       Thomas O. Hicks, Trustee



     CLASS OF           SHARES
      STOCK             OWNED                    Mack H. Hicks 1984 Trust

      Common            19,732                   By: /s/ THOMAS O. HICKS
                                                    ---------------------------
                                                       Thomas O. Hicks, Trustee



     CLASS OF           SHARES
      STOCK             OWNED                    Robert B. Hicks 1984 Trust

      Common            19,732                   By: /s/ THOMAS O. HICKS
                                                    ---------------------------
                                                      Thomas O. Hicks, Trustee






     CLASS OF           SHARES
      STOCK             OWNED                    Thomas O. Hicks, Jr. 1984 Trust

      Common            19,732                   By: /s/ THOMAS O. HICKS
                                                     --------------------------
                                                     Thomas O. Hicks, Trustee



     CLASS OF           SHARES
      STOCK             OWNED                    William C. Hicks 1992 Trust

      Common            131,386                  By: /s/ THOMAS O. HICKS
                                                     --------------------------
                                                     Thomas O. Hicks, Trustee



     CLASS OF           SHARES
      STOCK             OWNED                    Hicks Muse Fund I Incorporated

      Common             67,451                  By: /s/ THOMAS O. HICKS
                                                     --------------------------
                                                     Thomas O. Hicks, Chairman
                                                     of the Board, President and
                                                     Chief Executive Officer

     CLASS OF           SHARES
      STOCK             OWNED                    TOH Investors, L.P.

      Common            285,000                  By: TOH Management
                                                     Company, LLC, its
                                                     General Partner

                                                       By: /s/ THOMAS O. HICKS
                                                          ----------------------
                                                          Thomas O. Hicks,
                                                          President



                                                 /s/ JOHN R. MUSE
     CLASS OF           SHARES                   ------------------------------
      STOCK             OWNED                    John R. Muse

      Common           1,721,496

     CLASS OF           SHARES
      STOCK             OWNED                    Muse Children's GS Trust

      Common             7,298                   By: /s/ THOMAS O. HICKS
                                                    ---------------------------
                                                       Thomas O. Hicks, Trustee

                                                 By: /s/ H. RAND REYNOLDS
                                                    ---------------------------
                                                      H. Rand Reynolds, Trustee





     CLASS OF           SHARES
      STOCK             OWNED                     JRM Interim Investors, L.P.

     Common             285,000                   By:   JRM Management Company,
                                                        LLC, its General Partner

                                                     By: /s/ JOHN R. MUSE
                                                        -----------------------
                                                        John R. Muse, President






                                                 /s/ JAMES N. MILLS
                                                 ----------------------------
     CLASS OF           SHARES                   James N. Mills
      STOCK             OWNED

     Common             38,600
     Class A           960,568
     Common
     Stock





                                                 /s/ JACK D. FURST
                                                 ------------------------------
     CLASS OF           SHARES                   Jack D. Furst
      STOCK             OWNED

     Common             971,865



     CLASS OF           SHARES
      STOCK             OWNED                    JF Investors, L.P.

     Common             140,000                  By:    Oak Stream Ranch, Inc.,
                                                        its General Partner

                                                     By: /s/ JACK D. FURST
                                                        -----------------------
                                                         Jack D. Furst,
                                                         Chairman of the Board




                                                /s/ CHARLES W. TATE
     CLASS OF           SHARES                  -------------------------------
      STOCK             OWNED                   Charles W. Tate

      Common          1,050,079



     CLASS OF           SHARES
      STOCK             OWNED                   Charles W. Tate 1992 Trust

      Common            52,714                  By:  /s/ CHARLES W. TATE
                                                     --------------------------
                                                        Charles W. Tate, Trustee


                                                By:  /s/ BRUCE SCHNITZER
                                                     --------------------------
                                                        Bruce Schnitzer, Trustee



     CLASS OF           SHARES
      STOCK             OWNED                   CWT Investors, L.P.

      Common            140,000                 By:    CWT Management
                                                       Company, LLC, its
                                                       General Partner

                                                  By: /s/ CHARLES W. TATE
                                                      -------------------------
                                                      Charles W. Tate, President